UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2023 (March 21, 2023)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) 2023 Variable Compensation Incentive Plan. On March 21, 2023, the Board of Directors of Enterprise Bank and Trust Company (the “Bank”), the wholly owned banking subsidiary of Enterprise Bancorp, Inc. (the “Company”), approved the Enterprise Bank 2023 Variable Compensation Incentive Plan (the “2023 Incentive Plan”), including approval of specific performance factors, performance targets and percentage payout amounts for the year ending December 31, 2023. The 2023 Incentive Plan applies to employees, including the Company’s named executive officers, who do not otherwise participate in any form of individual or team-based sales incentive plan(s) or individual commission plan(s) maintained by the Company or the Bank.
The 2023 Incentive Plan is designed to acknowledge and reward Bank-wide performance objectives. Eligible employees of the Bank receive a target incentive opportunity, which is a set percentage of an individual’s base salary for the plan year (i.e., salary earnings for the year ending December 31, 2023). Each eligible employee is assigned to an incentive group based upon the employee’s position and role in the Bank. The performance factors that apply to each incentive group are generally similar, but there is some variation as performance factors are selected based on the role of the employee. The weights assigned to each performance factor (which determine the percentage of the total incentive payment that may be earned by an employee through accomplishment of the performance target applicable to such factor) differ by incentive group.
The total compensation pool available for incentive payouts under the 2023 Incentive Plan will be determined by the Company’s overall performance for the year ending December 31, 2023. The Company must attain a specified level of performance in “Net Income” (the “trigger” level) for the plan year for a payout to be made under any of the performance factors outlined in the 2023 Incentive Plan. The “Income” performance metric under the 2023 Incentive Plan is defined as pre-tax income excluding income taxes, variable compensation plan expense, the provision for credit losses, the change in market value of equity securities (bank portfolio), gains and losses on sales of bonds, and any other non-recurring or non-core operating income or expense such as but not limited to gains or losses on the sale of other real estate owned, derivatives, and bank owned life insurance. Under the terms of the 2023

Incentive Plan, a favorable or unfavorable variance to budget for the provision for credit losses expense will be applied to the “Income” performance factor at 50% of the variance. The additional performance factors for which payout amounts may be made under the 2023 Incentive Plan for the Company’s named executive officers are year-to-date average low cost deposits, year-to-date average high cost deposits, loan growth, non-interest fee revenue, and loan quality. Higher levels of payout may be accomplished with respect to each performance factor if performance levels exceed “threshold,” including reaching “target” and “stretch” levels. There is no minimum bonus amount that is required to be paid to any employee under the 2023 Incentive Plan. Any payout under the 2023 Incentive Plan will be made on or before March 15, 2024 and will be as outlined below.
In addition to the six specific “core” performance factors described above (i.e., “Income,” year-to-date average low cost deposits, year-to-date average high cost deposits, loan growth, non-interest fee revenue, and loan quality), the “supplemental” performance factor of annualized fixed salary and benefit expense for the year ending December 31, 2023 also applies to the final determination of payout amounts to certain specified members of the Bank’s management team, including all of the Company’s named executive officers.
Each of Mr. George L. Duncan, the Company’s Executive Chairman, and Mr. Richard W. Main, the Company’s President (each of whom is included in the “Bankwide” incentive group with a multiplier under the 2023 Incentive Plan), may receive an incentive payout under the 2023 Incentive Plan ranging from 1% of their respective base salaries if the Bank accomplishes the “threshold” level to 45% of their respective base salaries at “target” levels and 67.5% of their respective base salaries at “stretch” levels.
Mr. John P. Clancy, Jr., the Company’s Chief Executive Officer (who is included in the “Bankwide” incentive group with a multiplier under the 2023 Incentive Plan), may receive an incentive payout under the 2023 Incentive Plan ranging from 1% of his base salary if the Bank accomplishes the “threshold” level to 50% of his base salary at “target” levels and 75% of his base salary at “stretch” levels.
Mr. Stephen J. Irish, the Company’s Sr. Managing Director of Wealth Management and Chief Operating Officer (who is included in the “Bankwide” incentive group with a multiplier under the 2023 Incentive Plan), may receive an incentive payout under the 2023 Incentive Plan ranging from 1% of his base salary if the Bank accomplishes the “threshold” level to 40% of his base salary at "target" levels and 60% of his base salary at “stretch” levels.
Mr. Joseph R. Lussier, the Company’s Chief Financial Officer and Treasurer (who is included in the “Bankwide” incentive group with a multiplier under the 2023 Incentive Plan), may receive an incentive payout under the 2023 Incentive Plan ranging from 1% of his base salary if the Bank accomplishes the “threshold” level to 32.5% of his base salary at “target” levels and 48.75% of his base salary at “stretch” levels.
The actual payout percentages to the named executive officers may also be increased by a multiple of up to 1.05 or decreased by a multiple of as low as 0.95 depending upon the Bank’s performance with respect to the “supplemental” performance factor of annualized fixed salary and benefit expense; however, incentive payouts under the 2023 Incentive Plan will not exceed 150% of “target” levels. In addition, the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Compensation Committee”) has the discretion to (i) determine whether the occurrence of an extraordinary event outside the control of the Company, and which affects the Company’s financial statements, should impact the payout under the 2023 Incentive Plan, and (ii) require recoupment of a partial or full payout received by an employee with the title of Senior Vice President or a more senior title if there is a material negative restatement resulting from material noncompliance with certain rules and regulations.
The foregoing description is a summary of the 2023 Incentive Plan and is qualified in its entirety by reference to the copy of the 2023 Incentive Plan that is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.
Grants of Restricted Stock. At a meeting held on March 21, 2023, the Company’s Board of Directors, on the recommendation of the Compensation Committee, approved grants of an aggregate of 17,338 shares of performance-based restricted stock under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) to the named executive officers of the Company, as follows: 5,044 shares of restricted stock to Mr. Duncan; 6,429 shares of restricted stock to Mr. Clancy; 2,692 shares of restricted stock to Mr. Main; 1,161 shares of restricted stock to Mr. Lussier; and 2,012 shares of restricted stock to Mr. Irish. The shares of restricted stock were granted pursuant to the terms of the Executive Officer

Restricted Stock Agreement that is substantially consistent with the forms and descriptions thereof previously filed with the Securities and Exchange Commission by the Company. The restricted stock grants will vest based on the Company’s attainment of certain cumulative diluted earnings per share criteria, as set forth below:
•when cumulative diluted earnings per share from January 1, 2023 forward reach $3.32, 25% of the restricted shares granted will vest; and
•when cumulative diluted earnings per share from January 1, 2023 forward reach $6.64, an additional 25% of the restricted shares granted will vest; and
•when cumulative diluted earnings per share from January 1, 2023 forward reach $9.96, an additional 25% of the restricted shares granted will vest; and
•when cumulative diluted earnings per share from January 1, 2023 forward reach $13.28, an additional 25% of the restricted shares granted will vest.

If the Company’s cumulative diluted earnings per share do not reach $13.28 by December 31, 2027 (approximately 5 years from January 1, 2023), any unvested restricted shares will be forfeited. The calculation of cumulative diluted earnings per share will be made at the end of each fiscal quarter and restricted stock will be considered to be earned at the close of business on the day the Company issues its earnings release for the fiscal quarter in which the criteria is met.
If there is an offering of the Company’s common stock or shares of the Company’s common stock are issued in connection with an acquisition, the above targets can be adjusted by the Company’s Board of Directors based upon a recommendation from the Compensation Committee.
Supplemental Executive Retirement and Deferred Compensation Plan 2023 Addendum. At a meeting held on March 21, 2023, the Company’s Board of Directors, on the recommendation of the Compensation Committee, approved the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan (the “SERP”) 2023 Addendum (the “2023 SERP Addendum”), including approval of service-based and performance-based contributions for the Chief Executive Officer and the Executive Vice Presidents of the Company, including Mr. Irish, the Company’s Sr. Managing Director of Wealth Management and Chief Operating Officer, and Mr. Lussier, the Company’s Chief Financial Officer and Treasurer. The contributions under the SERP for the plan year ending December 31, 2023 will be made on or before March 21, 2024 and will be as outlined below.

Mr. Clancy, the Company’s Chief Executive Officer, will be eligible to receive a performance-based contribution outlined below based on the following criteria for the year ending December 31, 2023:

	0%	25%	50%	100% (Target)	125%	150%
Income Metric	40,600	46,600	52,600	64,600	73,100	81,600
Chief Executive Officer Contribution Amount:	$0	$31,250	$62,500	$125,000	$156,250	$187,500

Mr. Irish, the Company’s Sr. Managing Director of Wealth Management and Chief Operating Officer, will receive a service-based contribution of $18,000. Mr. Lussier, the Company’s Chief Financial Officer and Treasurer, will receive a service-based contribution of $7,000. Mr. Irish and Lussier will each be eligible to receive an additional performance-based contribution outlined below based on the following criteria for the year ending December 31, 2023:

	0%	25%	50%	100% (Target)	125%	150%
Income Metric	40,600	46,600	52,600	64,600	73,100	81,600
Executive Vice Presidents Contribution Amount:	$0	$1,750	$3,500	$7,000	$14,000	$21,000

Similar to the 2023 Incentive Plan, “Income” is defined in the 2023 SERP Addendum as pre-tax income excluding income taxes, variable compensation plan expense, the provision for credit loses, the change in market value of equity securities (bank portfolio), gains and losses on sales of bonds, and any other non-recurring or non-core operating income or expense such as but not limited to gains or losses on the sale of other real estate owned, derivatives, and bank owned life insurance. A favorable or unfavorable variance to budget for the provision for credit losses expense will be applied to the “Income” performance factor at 50% of the variance.

The foregoing description is a summary of the SERP and the 2023 SERP Addendum and is qualified in its entirety by reference to the copy of the SERP filed as Exhibit 10.15.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and

Exchange Commission on March 8, 2023 and the 2023 SERP Addendum that is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Current Report on Form 8-K:

Exhibit 10.1: Enterprise Bank 2023 Variable Compensation Incentive Plan.

Exhibit 10.2: Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan 2023 Addendum.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 24, 2023	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer